Registration No. 333-_______

As filed with the Securities and Exchange Commission on May 10, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-4629508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15310 Barranca Parkway, Suite 100

Irvine, CA 92618

(Address of principal executive offices)

Advantage Solutions Inc. 2020 Incentive Award Plan

(Full title of the plans)

David Peacock

Chief Executive Officer

15310 Barranca Parkway, Suite 100

Irvine, CA 92618

(949) 797-2900

(Name, address and telephone number of agent for service)

Copies to:

Michael Treska, Esq.

Darren Guttenberg, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 70,000,000 shares of common stock of Advantage Solutions, Inc. for issuance under the amended and restated Advantage Solutions, Inc. 2020 Incentive Award Plan. In accordance with Instruction E to Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-251882, filed with the Securities and Exchange Commission (“Commission”) on January 4, 2021, which was previously filed with respect to the plan, are hereby incorporated by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Advantage Solutions, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. The following documents filed with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

(a)
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed by us with the Commission on March 1, 2023, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;
(b)
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2023;
(c)
the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 10, 2023;
(d)
the Current Reports on Form 8-K and 8-K/A filed with the Commission on January 18, 2023, January 30, 2023, March 1, 2023, March 14, 2023, March 24, 2023, and April 3, 2023 (excluding “furnished” and not “filed” information); and
(e)
The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-38990), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 17, 2019, including any amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit No.	Description of Document
3.1	Third Amended and Restated Certificate of Incorporation of Advantage Solutions Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on May 28, 2021)
3.2	Third Amended and Restated Bylaws of Advantage Solutions Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on April 13, 2021)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Commission on November 3, 2020)
5.1	Opinion of Latham & Watkins LLP regarding the validity of the securities being registered*
10.1	Advantage Solutions Inc. 2020 Incentive Award Plan*
10.2	Form of Stock Option Award Grant Notice and Agreement under the Advantage Solutions Inc. 2020 Incentive Award Plan*
10.3	Form of Restricted Stock Award Grant Notice and Agreement under the Advantage Solutions Inc. 2020 Incentive Award Plan*
10.4	Form of Performance Restricted Stock Unit Grant Notice and Agreement under the Advantage Solutions Inc. 2020 Incentive Award Plan*
10.5	Form of Restricted Stock Unit Award Agreement (Non-Employee Directors) under the Advantage Solutions Inc. 2020 Incentive Award Plan*
23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)*
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm*
24	Power of Attorney (included as part of the signature pages to this Registration Statement)*
107	Calculation of Filing Fee Tables
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California on May 10, 2023.

ADVANTAGE SOLUTIONS INC.

By:	/s/ David Peacock
Name:	David Peacock
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Peacock, Christopher Growe and Dean Kaye his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of May, 2023.

Signature	Title

/s/ David A. Peacock
David A. Peacock	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Christopher Growe
Christopher Growe	Chief Financial Officer (Principal Financial Officer)

/s/ Dean Kaye
Dean Kaye	Chief Financial Officer – North America (Principal Accounting Officer)

/s/ James M. Kilts
James M. Kilts	Chairman of the Board of Directors

/s/ Christopher Baldwin
Christopher Baldwin	Director

/s/ Cameron Breitner
Cameron Breitner	Director

/s/ Virginie Costa
Virginie Costa	Director

/s/ Timothy J. Flynn
Timothy J. Flynn	Director

/s/ Tiffany Han
Tiffany Han	Director

/s/ Robin Manherz
Robin Manherz	Director

/s/ Adam Nebesar
Adam Nebesar	Director

/s/ Deborah Poole
Deborah Poole	Director

/s/ Brian K. Ratzan
Brian K. Ratzan	Director

/s/ Jonathan D. Sokoloff
Jonathan D. Sokoloff	Director

/s/ David A. West
David A. West	Director